As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
04-3158289
(I.R.S. Employer Identification No.)
Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)
__________________________
Amended and Restated 2018 Stock Option and Incentive Plan
(Full Title of the Plan)
__________________________

Dr. Oliver P. Peoples
President & Chief Executive Officer
Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, Massachusetts 01801
(Name and Address of Agent for Service)
(617) 583-1700
(Telephone Number, Including Area Code, of Agent For Service)
__________________________
Copies to:

Joel I. Papernik, Esq. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. 919 Third Avenue New York, NY 10022 (212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

PART I

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Yield10 Bioscience, Inc. (the “Company” or the “Registrant”), reserved under the Company’s Amended and Restated 2018 Stock Option and Incentive Plan (the “2018 Plan”), pursuant to an amendment to the 2018 Plan adopted by the Registrant’s stockholders on May 25, 2023. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (SEC File Nos. 333-226731, 333-231474, 333-235858, 333-238764, 333-254826, 333-256849, 333-264737 and 333-270780 (together, the “Registration Statements”)). Pursuant to General Instruction E of Form S-8, the information contained in the Registrant’s Registration Statements is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.		Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33133) on August 9, 2018 and incorporated herein by reference)

4.2		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33133) on January 15, 2020 and incorporated herein by reference)

4.3		Amended and Restated By-laws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33133) on November 10, 2021 and incorporated herein by reference)

4.4		Specimen Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33133) on November 12, 2020 and incorporated herein by reference)

5.1	*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C.

23.1		Consent of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. (included in Exhibit 5.1)

23.2	*	Consent of RSM US LLP, an independent registered public accounting firm

24.1		Power of Attorney (included as part of the signature page of this Registration Statement)

99.1
Yield10 Bioscience, Inc. Amended and Restated 2018 Stock Option and Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33133) on May 30, 2023 and incorporated herein by reference)

99.2		Amended and Restated 2018 Stock Option and Incentive Plan, Form of Stock Option Agreement (filed as Exhibit 10.2.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-33133) on March 28, 2019 and incorporated herein by reference)

99.3		Amended and Restated 2018 Stock Option and Incentive Plan, Form of Restricted Stock Unit Agreement (filed as Exhibit 10.2.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-33133) on March 25, 2020 and incorporated herein by reference)

107	*	Filing Fee Table
 _________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on June 14, 2023.

YIELD10 BIOSCIENCE, INC.

By:	/s/ Oliver P. Peoples
Oliver P. Peoples

President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Yield10 Bioscience, Inc., hereby severally constitute and appoint Oliver P. Peoples, Charles B. Haaser, and Lynne H. Brum, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Oliver P. Peoples	President, Chief Executive Officer and Director	June 14, 2023
Oliver P. Peoples	(Principal Executive Officer)

/s/ Charles B. Haaser	Vice President, Finance, and Chief Accounting Officer	June 14, 2023
Charles B. Haaser	(Principal Financial and Accounting Officer)

/s/ Sherri M. Brown	Director	June 14, 2023
Sherri M. Brown

/s/ Richard W. Hamilton	Director	June 14, 2023
Richard W. Hamilton

/s/ Willie Loh	Director	June 14, 2023
Willie Loh

/s/ Anthony J. Sinskey	Director	June 14, 2023
Anthony J. Sinskey

/s/ Robert L. Van Nostrand	Chairman	June 14, 2023
Robert L. Van Nostrand